UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

SOUTH JERSEY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-06364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey		08037
(Address of principal executive offices)		(Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange
Corporate Units	SJIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K on March 22, 2021, South Jersey Industries, Inc. (the “Company”) issued and sold 6,000,000 Equity Units (the “Equity Units”), initially consisting of Corporate Units (NYSE: SJIV) (the “Corporate Units”), for an aggregate stated amount of $300 million, as more fully described below.  The Corporate Units were issued and sold pursuant to the Underwriting Agreement dated March 17, 2021 (the “Underwriting Agreement”) between the Company and BofA Securities, Inc., as the representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”).

On April 1, 2021, the Underwriters exercised their option to purchase an additional 700,000 Equity Units pursuant to the Underwriting Agreement for an aggregate stated amount of approximately $34 million.  The Corporate Units were issued and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-233669) (as amended, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission, and the related Prospectus dated September 9, 2019 and Prospectus Supplement, dated March 17, 2021. Copies of the opinions related to the Corporate Units are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

The Company today also announced the settlement rate for the stock purchase contracts that are components of corporate units (NYSE: SJIU) that it issued in April 2018 (the “2018 Corporate Units”).  Holders of the 2018 Corporate Units will receive 1.7035 shares of South Jersey common stock for each stock purchase contract that they hold, with cash to be paid in lieu of any fractional shares.  The settlement rate is based upon the original settlement rate of 1.6949 shares, as adjusted for certain corporate events since original issuance.  Consequently, on April 15, 2021, each holder of the 2018 Corporate Units on that date will, following payment of $50.00 for each unit which it holds, receive 1.7035 shares of the Company’s common stock for each such unit.  The holders’ obligations to make such payments will be satisfied with proceeds generated by the successful remarketing on March 30, 2021, of the Company’s notes that formerly constituted a component of the 2018 Corporate Units.

Upon settlement of all outstanding stock purchase contracts, the Company will receive approximately $287.5 million in exchange for approximately 9.8 million shares of common stock.  On April 15, 2021, each corporate unit holder of record on April 1, 2021, will receive the final quarterly cash distribution of $0.90625 payable per 2018 Corporate Unit.  In addition, holders of 2018 Corporate Units as of April 1, 2021, will receive any remaining amounts from the treasury portfolio that was purchased in connection with the remarketing described above, as well as any earnings from the reinvestment of that treasury portfolio when it matured.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Number	Exhibit
5.1	Opinion of Eric Stein, Vice President and General Counsel.
5.2	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Eric Stein, Vice President and General Counsel (contained in Exhibit 5.1).
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.2).

104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021	SOUTH JERSEY INDUSTRIES, INC.

	By:	/s/ Steven Cocchi
		Name:	Steven Cocchi
		Title:	Chief Financial Officer